UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 20, 2007

Airbee Wireless, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50918	46-0500345
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

9400 Key West Avenue, Rockville, Maryland		20850
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	301-517-1860

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In developing its condensed consolidated financial statements for the three months ended September 30, 2007, the Company found that certain items in its previously filed financial statements in its Forms 10-QSB for the periods ended March 31, 2007 and June 30, 2007 should be updated and corrected. Our Chief Accounting Officer discussed these corrections with our independent accountants on December 20, 2007. The proposed restatements are being reviewed by our independent accountants and are expected to be issued within the next two weeks. The Company is amending its previously issued condensed consolidated financial statements for the three months ended March 31, 2007 to recognize additional compensation and professional fees of $510,000. The effect of these changes resulted in an increase of the loss for the three month period ended March 31, 2007 of $510,000 to a net loss of $1,705,985 and an increase in the accumulated deficit to $13,098,626.

The Company is also amending its previously issued condensed consolidated financial statements for the three months ended June 30, 2007 to recognize additional compensation and professional fees of $2,699, additional research and development expense of $90, additional depreciation expense of $902, additional interest expense of $186 and other income of $723. The effect of these changes resulted in an increase of the loss for the three month period ended June 30, 2007 of $3,154 to a net loss of $1,571,419 and an increase in the accumulated deficit to $14,670,045.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Airbee Wireless, Inc.

December 31, 2007	By:	E. Eugene Sharer

Name: E. Eugene Sharer
Title: President